UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2015, Whiting Petroleum Corporation (the “Company”) completed private unregistered offerings of (i) $1.25 billion aggregate principal amount of its 1.25% convertible senior notes due 2020 (the “Convertible Notes”), which amount included the full exercise of the initial purchasers’ option to purchase additional Convertible Notes (the “Convertible Note Offering”), and (ii) $750 million aggregate principal amount of its 6.25% senior notes due 2023 (the “Senior Notes” and the offering of the Senior Notes, the “Senior Note Offering”).

Convertible Notes Indenture

The Convertible Notes were issued under an Indenture (the “Convertible Notes Indenture”), dated as of March 27, 2015, among the Company, Whiting Oil and Gas Corporation (“WOGC”), Whiting US Holding Company (“Whiting US”), Whiting Canadian Holding Company ULC (“Whiting Canadian”), and Whiting Resources Corporation (“Whiting Resources” and, together with WOGC, Whiting US and Whiting Canadian, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), establishing the terms and providing for the issuance of the Convertible Notes. The Convertible Notes are the Company’s senior unsecured obligations. The Convertible Notes are fully and unconditionally guaranteed by the Guarantors.

The Convertible Notes Indenture and form of Note, which is attached as an exhibit to the Convertible Notes Indenture, provide, among other things, that the Convertible Notes will bear interest of 1.25% per year from March 27, 2015 (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2015), and will mature on April 1, 2020. The Company may not redeem the Convertible Notes prior to their maturity date.

Prior to January 1, 2020, the Convertible Notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date of the Convertible Notes. The Convertible Notes will be convertible at an initial conversion rate of 25.6410 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $39.00. The conversion rate will be subject to adjustment in some events. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, at its election.

If, at any time during the six-month period beginning on, and including, the date that is six months after the date of issuance of the Convertible Notes, the Company fails to timely file any document or report that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than reports on Form 8-K), it will pay additional interest on the Convertible Notes. Additional interest will accrue on the Convertible Notes at the rate of 0.50% per annum of the principal amount of Convertible Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing. Further, if, and for so long as, the restrictive legend on the Convertible Notes has not been removed, the Convertible Notes are assigned a restricted CUSIP or the Convertible Notes are not otherwise freely tradable by holders other than the Company’s affiliates or holders that were its affiliates within the prior three months (without restrictions pursuant to U.S. securities law, the terms of the Convertible Notes Indenture or the terms of the Convertible Notes) as of the 365th day after the date of issuance of the Convertible Notes, the Company will pay additional interest on the Convertible Notes at a rate equal to 0.50% per annum of the principal amount of Convertible Notes outstanding until the restrictive legend on the Convertible Notes has been removed, the Convertible Notes are assigned an unrestricted CUSIP and are freely tradable.

The Convertible Notes Offering and any shares of Common Stock issuable upon conversion of the Convertible Notes is being made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Any shares of Common Stock issuable upon conversion of the Convertible Notes will be issued pursuant to Section 3(a)(9) of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Convertible Notes or Common Stock issuable upon conversion of the Convertible Notes, if any.

The Convertible Notes Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company, any subsidiary of the Company that is a significant subsidiary or any group of subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding Convertible Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes of may declare the Convertible Notes to be due and payable immediately.

The foregoing description of the Convertible Note Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Note Indenture, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Senior Notes Indenture

The Senior Notes were issued under an Indenture (the “Base Indenture”), dated as of September 12, 2013, among the Company, WOGC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated March 27, 2015, among the Company, the Guarantors and the Trustee, establishing the terms and providing for the issuance of the Senior Notes. The Senior Notes are the Company’s senior unsecured debt. The Senior Notes are fully and unconditionally guaranteed by the Guarantors.

The Fourth Supplemental Indenture and form of Note, which is attached as an exhibit to the Fourth Supplemental Indenture, provide, among other things, that the Senior Notes will bear interest of 6.25% per year from March 27, 2015 (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2015), and will mature on April 1, 2023.

Prior to January 1, 2023, the Company may on any one or more occasions redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof plus a make whole premium, together with any accrued and unpaid interest, if any, as of the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date. On and after January 1, 2023 (the date three months prior to the maturity date), the Company may on any one or more occasions redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date.

The Indenture contains covenants that, among other things, will limit the Company’s ability and the ability of the Company’s restricted subsidiaries to (i) pay dividends on, redeem or repurchase debt that is subordinated to the Senior Notes, (ii) make investments, (iii) incur additional indebtedness or issue preferred stock, (iv) create certain liens, (v) enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us, (vi) sell assets, (vii) consolidate, merge or transfer all or substantially all of the assets of the Company and the Company’s restricted subsidiaries, taken as a whole, (viii) engage in transactions with affiliates, and (ix) create unrestricted subsidiaries. Many of the foregoing covenants will terminate if the Senior Notes achieve an investment grade rating from each of Moody’s Investors Services, Inc. and Standard & Poor’s Rating Services. Upon the occurrence of certain change of control triggering events or if the Company consummates certain sales of assets, the Company must offer to repurchase the Senior Notes.

The Indenture contains customary events of default. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company, any subsidiary of the Company that is a significant subsidiary or any group of subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding Senior Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes, upon notice to the Company and the Trustee, of may declare the Senior Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the completion of the Senior Notes Offering, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 27, 2015, with the initial purchasers in the Senior Note Offering. The Registration Rights Agreement requires the Company and the Guarantors (i) to use their reasonable best efforts to cause to be filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement with respect to a registered exchange offer (the “Registered Exchange Offer”) to exchange the Senior Notes for publicly registered 6.25% senior notes due 2023 (the “Exchange Notes”), (ii) to use their reasonable best efforts to cause such registration statement to be declared effective by the SEC within 270 days after March 27, 2015 and (iii) after the effectiveness of the exchange offer registration statement, promptly commence the exchange offer and use their reasonable best efforts to complete the Registered Exchange Offer not later than 60 days after such effective date offer.

Under certain circumstances and within specified time periods, the Company and Guarantors are required to file with the SEC a shelf registration statement covering resales of the Senior Notes, use commercially reasonable efforts to cause a shelf registration statement to be declared effective and to keep the shelf registration statement effective until such time as the Senior Notes cease to be registrable securities, as defined in the Registration Rights Agreement.

Subject to certain limitations, the Company will be required to pay the holders of the Senior Notes additional interest on the Senior Notes of up to 1.0% per annum if the Company fails to complete the Registered Exchange Offer or a shelf registration statement covering resales of the Senior Notes is not declared effective within specified time periods or if a shelf registration statement covering resales of the Senior Notes is declared effective, but ceases to remain effective for specified time periods.

The foregoing descriptions of the Base Indenture, the Fourth Supplemental Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Base Indenture, the Fourth Supplemental Indenture and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 4.1, 4.3 and 10.1 and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 2.03 under the caption “Convertible Notes Indenture” is incorporated into this Item 3.02.

Item 8.01	Other Events.

Common Stock Offering

On March 27, 2015, the Company issued and sold 35,000,000 shares of Common Stock in a registered public offering for total net proceeds of approximately $1.0 billion, after deducting underwriter’s discount and commissions (the “Common Stock Offering”).

Use of Proceeds from Offerings

At the closing of the Convertible Note Offering, Senior Note Offering and Common Stock Offering on March 27, 2015, the Company received approximately $3.0 billion in aggregate net proceeds from such offerings. The Company used the net proceeds from such offerings to repay all outstanding amounts under its credit agreement and will use the remainder for its general corporate purposes.

The Company issued on March 27, 2015 a press release announcing the completion of the Common Stock Offering, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

The Company issued on March 27, 2015 a press release announcing the completion of the Convertible Note Offering and the Senior Note Offering, a copy of which is filed as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

(4.1)	Indenture, dated September 12, 2013, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on September 12, 2013 (File No. 001-31899)].

(4.2)	Indenture, dated March 27, 2015, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 1.25% Convertible Senior Notes due 2020.

(4.3)	Fourth Supplemental Indenture, dated March 27, 2015, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC, Whiting Resources Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.25% Senior Notes due 2023.

(10.1)	Registration Rights Agreement, dated as of March 27, 2015, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC, Whiting Resources Corporation and the initial purchasers named therein.

(99.1)	Press Release of Whiting Petroleum Corporation dated March 27, 2015.

(99.2)	Press Release of Whiting Petroleum Corporation dated March 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: March 30, 2015	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(4.1)	Indenture, dated September 12, 2013, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee [Incorporated by reference to Exhibit 4.1 to Whiting Petroleum Corporation’s Current Report on Form 8-K filed on September 12, 2013 (File No. 001-31899)].

(4.2)	Indenture, dated March 27, 2015, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC, Whiting Resources Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 1.25% Convertible Senior Notes due 2020.

(4.3)	Fourth Supplemental Indenture, dated March 27, 2015, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC, Whiting Resources Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.25% Senior Notes due 2023.

(10.1)	Registration Rights Agreement, dated as of March 27, 2015, by and among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation, Whiting US Holding Company, Whiting Canadian Holding Company ULC, Whiting Resources Corporation and the initial purchasers named therein.

(99.1)	Press Release of Whiting Petroleum Corporation dated March 27, 2015.

(99.2)	Press Release of Whiting Petroleum Corporation dated March 27, 2015.